                                                                  EXHIBIT (C)(3)

                               November 24, 1999


Worldwide Sports and Recreation, Inc.     Worldwide Sports and Recreation, Inc.
c/o Wind Point Partners                   c/o Wind Point Partners
675 North Michigan Avenue                 One Towne Square
Suite 3300                                Suite 780
Chicago, Illinois 60611                   Southfield, Michigan 48076
Attention:  Richard Kracum                Attention:  Salam Chaudhary

          Re:  Tender and Voting Agreement
               ---------------------------

Gentlemen:

     Bolle, Inc., a Delaware corporation (the "Company"), Worldwide Sports and Recreation, Inc., a Delaware corporation (the "Purchaser") and Shade Acquisition, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of the Purchaser ("Acquisition Sub"), intend to enter an Agreement and Plan of Merger, dated on or about November 24, 1999 (the "Merger Agreement"), pursuant to which, Acquisition Sub will make a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock of the Company and all associated rights (the "Shares"). In order to induce the Purchaser to enter into the Agreement, the undersigned hereby agrees to tender all of the Shares owned by the undersigned to Acquisition Sub pursuant to the Offer and to vote the Shares owned by the undersigned in favor of the Offer, the Merger, the Merger Agreement and each of the transactions contemplated thereby at any meeting (whether special or annual, and whether or not adjourned) or by written action of stockholders of the Company. Further, the undersigned hereby confirms his intention to recommend the Merger to the Company's stockholders, subject to the exercise of applicable fiduciary duties as determined by the undersigned in good faith after consultation with, and based upon the advice of, outside counsel. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Merger Agreement.

     The term of this letter agreement shall be until the first to occur of (i) the termination of the Merger Agreement, (ii) the closing of the Merger, or
(iii) February 28, 2000.

                                         Very truly yours,


                                         ________________________________
                                         Martin E. Franklin

Worldwide Sports and Recreation, Inc.
November 24, 1999
Page 2


ACCEPTED AND AGREED:

Worldwide Sports and Recreation, Inc.


By:_______________________________
Title:____________________________

                                                                  EXHIBIT (C)(3)

                               November 24, 1999


Worldwide Sports and Recreation, Inc.     Worldwide Sports and Recreation, Inc.
c/o Wind Point Partners                   c/o Wind Point Partners
675 North Michigan Avenue                 One Towne Square
Suite 3300                                Suite 780
Chicago, Illinois 60611                   Southfield, Michigan 48076
Attention:  Richard Kracum                Attention:  Salam Chaudhary

          Re:  Tender and Voting Agreement
               ---------------------------

Gentlemen:

     Bolle, Inc., a Delaware corporation (the "Company"), Worldwide Sports and Recreation, Inc., a Delaware corporation (the "Purchaser") and Shade Acquisition, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of the Purchaser ("Acquisition Sub"), intend to enter an Agreement and Plan of Merger, dated on or about November 24, 1999 (the "Merger Agreement"), pursuant to which, Acquisition Sub will make a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock of the Company and all associated rights (the "Shares"). In order to induce the Purchaser to enter into the Agreement, the undersigned hereby agrees to tender all of the Shares owned by the undersigned to Acquisition Sub pursuant to the Offer and to vote the Shares owned by the undersigned in favor of the Offer, the Merger, the Merger Agreement and each of the transactions contemplated thereby at any meeting (whether special or annual, and whether or not adjourned) or by written action of stockholders of the Company. Further, the undersigned hereby confirms his intention to recommend the Merger to the Company's stockholders, subject to the exercise of applicable fiduciary duties as determined by the undersigned in good faith after consultation with, and based upon the advice of, outside counsel. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Merger Agreement.

     The term of this letter agreement shall be until the first to occur of (i) the termination of the Merger Agreement, (ii) the closing of the Merger, or
(iii) February 28, 2000.

                                         Very truly yours,


                                         ________________________________
                                         Ian G.H. Ashken

Worldwide Sports and Recreation, Inc.
November 24, 1999
Page 2


ACCEPTED AND AGREED:

Worldwide Sports and Recreation, Inc.


By:_______________________________
Title:____________________________